     As filed with the Securities and Exchange Commission on July 9, 1999

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            04-2916506
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                           01730
(Address of Principal Executive Offices)                        (Zip Code)


           1998 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                             ARTHUR W. COVIELLO, JR.
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)

                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)



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                         CALCULATION OF REGISTRATION FEE

===========================================================================

                                  PROPOSED       PROPOSED
    TITLE OF                      MAXIMUM        MAXIMUM
   SECURITIES        AMOUNT       OFFERING       AGGREGATE     AMOUNT OF
      TO BE          TO BE         PRICE         OFFERING     REGISTRATION
   REGISTERED     REGISTERED     PER SHARE        PRICE           FEE

---------------------------------------------------------------------------

                  1,425,365
 Common Stock,      shares      $21.375(1)    $30,467,177(1)    $8,470
 $.01 par value
===========================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 2, 1999 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

================================================================================
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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-71075 (the "Initial Registration Statement"), filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended.

         Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. A senior partner of Hale and Dorr LLP beneficially owns approximately 3,300 shares of the Registrant's Common Stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on July 9, 1999.


                                     SECURITY DYNAMICS TECHNOLOGIES, INC.



                                     By: /s/ Charles R. Stuckey, Jr.
                                         --------------------------------
                                         Charles R. Stuckey, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Security Dynamics Technologies, Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur
W. Coviello, Jr., Marian G. O'Leary and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.





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         Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                     TITLE                    DATE
        ---------                     -----                    ----

/s/ Charles R. Stuckey, Jr.   Chairman of the Board        July 9, 1999
---------------------------   of Directors and Chief
Charles R. Stuckey, Jr.       Executive Officer
                              (Principal Executive
                              Officer)

/s/ Marian G. O'Leary         Senior Vice President,       July 9, 1999
---------------------------   Finance, Chief Financial
Marian G. O'Leary             Officer and Treasurer
                              (Principal Financial and
                              Accounting Officer)

/s/ D. James Bidzos           Director                     July 9, 1999
---------------------------
D. James Bidzos


/s/ Arthur W. Coviello, Jr.   Director                     July 9, 1999
---------------------------
Arthur W. Coviello, Jr.


/s/ Richard L. Earnest        Director                     July 9, 1999
---------------------------
Richard L. Earnest


                              Director
---------------------------
Taher Elgamal


/s/ Joseph B. Lassiter, III   Director                     July 9, 1999
---------------------------
Joseph B. Lassiter, III


                              Director
---------------------------
George M. Middlemas


/s/ James K. Sims             Director                     July 9, 1999
---------------------------
James K. Sims

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                                  EXHIBIT INDEX



Exhibit
Number                    Description
------                    -----------

 4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-85606)

 5           Opinion of Hale and Dorr LLP

 23.1        Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2        Consent of Deloitte & Touche LLP, independent auditors

 24 Power of Attorney (included in the signature pages of this Registration Statement)





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